[Letter Head]

Ex. 16

November 16, 2010

SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Mail Stop 7010
Washington, D.C. 20549

Re:           Advanced Mineral Technologies, Inc. (the “Company”)
 Form 8-K/A Item 4.01 (the “Report”)

Gentlemen:

We have read the above referenced Report filed by the Company.  We do not disagree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

/s/Chisholm, Bierwolf, Nilson & Morrill
Chisholm, Bierwolf, Nilson & Morrill, LLC
Bountiful, UT